UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 24, 2009
Date of report (Date of earliest event reported)

American Dairy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
(Address of principal executive offices, including Zip Code)

+1 (626) 757-8885
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

American Dairy, Inc. (the “Company”) received comments from the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) regarding the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 14, 2009 (the “Form 10-Q”).  In considering these comments, on June 24, 2009, the management of the Company, in consultation with its Audit Committee and its independent registered public accountants, concluded that the Company’s previously filed unaudited condensed consolidated statements of cash flows for the three month period ended March 31, 2009 classified certain items as operating activities that should have been classified as investing activities and, accordingly, that such financial statements should be restated and should no longer be relied upon.

The Company plans to amend its Form 10-Q as soon as practicable to present these items, a deposit for Longjiang Acquisition and deposit for disposal of a subsidiary, as investing activities.  The restatement will affect the following financial statement line items for the three months ended March 31, 2009:

Condensed Consolidated Statement of Cash Flows	As Originally Reported	As Adjusted	Effect of Change
for the three months ended March 31, 2009

Cash flows from operating activities:
Net cash provided by continuing operations	48,016,501	43,636,495	(4,380,006)
Net cash provided by operating activities	48,005,994	43,625,988	(4,380,006)

Cash flows from investing activities:
Net cash used in continuing operations	(12,298,336)	(7,918,330)	4,380,006
Net cash used in investing activities	(12,298,336)	(7,918,330)	4,380,006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DAIRY, INC.

Date: June 25, 2009	By:	/s/ Jonathan H. Chou
Jonathan H. Chou
Chief Financial Officer